CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MVP Network, Inc.
MVP Network Online Games, Inc.
St. Louis, Missouri

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-4/A of MVP Network, Inc. (development stage company) of our report dated March 20, 2007, relating to the financial statements of MVP Network, Inc., for the fiscal year ended December 31, 2006.

Our report dated March 20, 2007, contains an explanatory paragraph that states that the financial statements have been prepared assuming that MVP Network, Inc. will continue as a going concern.  MVP Network, Inc. will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern.  The financial statements of MVP Network, Inc. do not include any adjustments that might result from the outcome of this uncertainty.

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-4/A of MVP Network, Inc. of our report dated June 25, 2007 relating to the consolidated financial statements of MVP Network Online Games, Inc. and its subsidiaries for the fiscal year ended December 31, 2006.

Our report dated June 25, 2007, contains an explanatory paragraph that states that the financial statements have been prepared assuming that MVP Network Online Games, Inc. will continue as a going concern.  MVP Network Online Games, Inc. will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern.  The financial statements of MVP Network Online Games, Inc. do not include any adjustments that might result from the outcome of this uncertainty.

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-4/A of MVP Network, Inc. of our review report dated August 23, 2007, accompanying the financial statements of MVP Network Online Games, Inc. and its subsidiaries at June 30, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the six months ended June 30, 2007 and 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Madsen & Associates, CPA’s Inc.
Madsen & Associates, CPA’s Inc.

Salt Lake City, Utah
October 30, 2007